Exhibit 10.3

5¾% Convertible Perpetual Preferred Stock
Securities Purchase Agreement

McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112

Ladies and Gentlemen:

The undersigned investor (the “Investor”) hereby confirms its agreement with you as follows:

1.           This Securities Purchase Agreement (this “Agreement”) is made as of September 16, 2010 between McMoRan Exploration Co., a Delaware corporation (the “Company”), and the Investor listed on the signature pages hereto.

2.           The Company is proposing to issue and sell to certain investors (the “Offering”) up to $200 million aggregate liquidation preference of its 5¾% Convertible Perpetual Preferred Stock (the “Securities”), which are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Securities are being offered to qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a private placement exemption from registration under the Securities Act.

3.           The Securities shall have the terms set forth in the final documentation therefor, as prepared by the Company, which shall include a Certificate of Designations to be filed in the state of Delaware.  The material terms of the Securities are described in the summary term sheet relating to the offering of the Securities dated September 15, 2010 (the “Term Sheet”) attached hereto as Annex B.  Capitalized terms used herein and not otherwise defined are used herein as defined in the Term Sheet.

4.           The Company and the Investor agree that, upon the terms and subject to the conditions set forth herein, the Investor will purchase from the Company and the Company will issue and sell to the Investor the aggregate liquidation preference of Securities set forth below on the Investor’s signature page for the aggregate purchase price set forth below on such Investor’s signature page.  The Securities shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex A and incorporated herein by reference as if fully set forth herein.  The Securities purchased by the Investor will be delivered by electronic book-entry through the facilities of The Depository Trust Company (“DTC”), to an account specified by the Investor set forth below at the Closing (as defined in Annex B).

1

Aggregate Principal Amount of Securities the Investor Agrees to Purchase and Aggregate Purchase Price of such Securities:  $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:	Name of Investor: _________________________________

McMoRan Exploration Co. a Delaware corporation
By: ______________________ Name: Title:

By:  _____________________________
Print Name: _______________________
Title: ____________________________
Address: _________________________
________________________________
Tax ID No.:  _______________________
Settlement Contact Name: _____________
Telephone: ________________________
Email Address: _____________________

Wire instructions to wire funds to the Investor, in the event the Escrow Agent is required to return the funds of the Investor held in escrow.
_________________________________
_________________________________
_________________________________

Name in which electronic book-entry should be made (if different):

DTC Account: ______________________
DTC Internal Account: ________________

2

If you are a Registered Investment Company, please provide information relating to your Custodial Agent.

Name of Custodial Agent:
Address:  ______________________
______________________________
Tax ID No.:  _____________________
Settlement Contact Name: __________
Telephone: _____________________
Email Address: __________________

Wire instructions to wire funds to the Custodial Agent, in the event the Escrow Agent is required to return the funds of the Investor held in escrow.
_______________________________
_______________________________
_______________________________

Name in which electronic book-entry should be made (if different):

DTC Account: ____________________
DTC Internal Account: ______________

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ANNEX A TO THE SECURITIES PURCHASE AGREEMENT

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.      Authorization and Sale of Securities.  The Company is proposing to sell up to $200 million aggregate liquidation preference of the Securities.  The Company reserves the right to increase or decrease this amount.

2.      Agreement to Sell and Purchase the Securities.

2.1
Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, the aggregate liquidation preference of Securities set forth on such Investor’s signature page hereto at the purchase price set forth on such signature page.

2.2
The Company intends to enter into agreements with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them.  Any agreements entered into with Other Investors will have terms no more favorable than the terms offered to the Investors in this Securities Purchase Agreement.  (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the securities purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Securities Purchase Agreements.”)

2.3
The term “fundamental change” as referred to in the Term Sheet shall have the meaning ascribed to such term in the Company’s Prospectus Supplement dated October 5, 2007, relating to its 8% convertible perpetual preferred stock, and any changes to the conversion rate of the Securities due to a fundamental change shall occur in a manner substantially similar to that set forth in the aforementioned Prospectus Supplement varied to take into account current Common Stock market prices.

3.      Closings and Delivery of Securities and Funds.

3.1
The completion of the purchase and sale of the Securities (the “Closing”) shall occur, subject to the terms and conditions set forth in this Agreement, on the date of completion (the “Closing Date”) of the acquisition of oil and gas properties from Plains Exploration & Production Company (the “Acquisition”) and the Company raising capital in an aggregate amount (prior to fees or expenses) of $500 million from Freeport-McMoRan Copper & Gold Inc. (the “Required Financing”), but in no event later than March 31, 2011 as set forth in Section 3.2 below.  Closing shall occur at the offices of the Company’s counsel.  At the Closing, (i) the Company shall cause delivery to the Investor of the Securities to the DTC account specified by such Investor and (ii) the aggregate purchase price for the Securities shall be delivered by or on behalf of the Investor to the Company pursuant to the terms of the Escrow Agreement (as defined in Section 3.2 below).

3.2
Payment by an Investor for the Securities shall be made by wire transfer of immediately available funds on or prior to September 22, 2010 to U.S. Bank National Association (the “Escrow Agent”) to the account specified below, to be placed in escrow pursuant to the terms of the Escrow Agreement between the Company and the Escrow Agent (the “Escrow Agreement”).  Any amounts held in escrow may only be invested in prime money market funds, US Government money market funds, or US Treasury money market funds with credit ratings of AAA or higher, or short term deposits with the Escrow Agent as directed by the Company.

If the conditions to the Closing set forth in this Agreement and the Escrow Agreement have been satisfied, then on the Closing Date, the Escrow Agent shall (x) release from the Account (as defined in the Escrow Agreement) the aggregate purchase price for the Securities to be issued pursuant to the Securities Purchase Agreements to the Company, as payment for the Securities, and the Company shall issue to the Escrow Agent, for delivery to each Investor in the manner set forth in the Securities Purchase Agreements, the Securities purchased by such Investor and (y) upon such delivery, the Company shall pay to the Escrow Agent a commitment fee equal to 2% per annum (calculated on a 30/360 basis) on the aggregate purchase price held by the Escrow Agent from each Investor for the period from, and including, the date of payment of such purchase price by the Investor to, but excluding, the date of payment of such fee by the Company, less the amount of interest earned on the funds from such Investor held in the Account during such period, at which time the Escrow Agent shall promptly pay such fee and interest to such Investor.

If (i) the Acquisition and the Required Financing are not consummated on or prior to March 31, 2011, (ii) the conditions to closing as set forth in this Agreement and the Escrow Agreement are not otherwise satisfied by March 31, 2011, or (iii) the Company provides notice that the Acquisition or Required Financing will not be consummated, then, in any such case: (A) the Escrow Agent will promptly return to each Investor the aggregate purchase price for the Securities, (B) the Offering shall be terminated without the issuance of the Securities and the Company shall promptly pay to the Escrow Agent a commitment fee equal to 4% per annum (calculated on a 30/360 basis) on the aggregate purchase price held by the Escrow Agent from each Investor for the period from, and including, the date of payment of such purchase price by the Investor to, but excluding, the date the Offering is terminated, less the amount of interest earned on the funds from such Investor held in the Account during such period, at which time the Escrow Agent shall promptly pay such fee and interest to such Investor.

U.S. Bank National Association is acting only as an escrow agent in connection with the offering of Securities described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Securities.

3.3	The Company’s obligation to issue and sell the Securities to any Investor shall be subject to the following conditions, of which clause (b) may be waived by the Company:

(a) the Acquisition and the Required Financing is consummated on or prior to March 31, 2011;

(b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing;

(c) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing; and

(d) the Investor shall have received a registration rights agreement (the “Registration Rights Agreement”), including customary representations, warranties, covenants, black-outs and expense and indemnification provisions and the form of which shall be consistent with the description thereof contained in the Term Sheet, relating to the resale of the Securities and any Common Stock issuable upon conversion of the Securities executed by the Company.

3.4
The Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Securities being purchased by such Investor to the account designated in writing by the Company no later than September 20, 2010, pursuant to the terms of the Escrow Agreement relating to the offering of the Securities.

3.5
Promptly after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Securities are maintained, which broker-dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) to credit, or cause to be credited, such account or accounts with the Securities by means of an electronic book-entry delivery.  Such DWAC shall indicate the settlement date for the deposit of the Securities, which date shall be provided to the Investor by the Placement Agent. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.2 above, the Company shall credit, or cause to be credited, the Investor’s account or accounts with the Securities pursuant to the information contained in the DWAC.

4.      Representations, Warranties and Covenants of the Company.

The Company hereby represents and warrants to, and covenants with, the Investor that:

4.1
The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

4.2
The Company has all requisite corporate power and authority to issue and sell the Securities.  The Securities have been duly authorized by the Company, and when issued and delivered against payment therefor, will be validly issued and fully paid; and the Securities will conform to the descriptions thereof in the Term Sheet.

4.3
 The entry into and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Company, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company is party, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

4.4
The Company’s (i) annual report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2010, (ii) quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010 filed with the SEC on May 10, 2010 and August 9, 2010, respectively, (iii) proxy statement for the Company’s 2010 Annual Meeting of Stockholders filed with the SEC on March 25, 2010, (iv) current reports on Form 8-K filed or furnished with the SEC on March 17, 2010, April 19, 2010, May 4, 2010, June 10, 2010, July 1, 2010, July 8, 2010, July 19, 2010 and August 3, 2010 and all subsequent current reports that have been filed or furnished with the SEC, and any amendment or supplement thereto (collectively, the “Exchange Act Filings”) each as of its date and taken as a whole, as of the date of this Agreement and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.5
No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Securities are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or quoted in a U.S. automated interdealer quotation system.

5.      Representations, Warranties and Covenants of the Investor.

The Investor hereby represents and warrants to, and covenants with, the Company and the Placement Agent that:

5.1	(1) The Investor is (a) a QIB as defined in Rule 144A under the Securities Act, (b) aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and (c) acquiring the Securities for its own account or for the account of a QIB.

(2)  The Investor understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing the Securities that (a) the Securities and the Common Stock issuable upon conversion of the Securities have not been registered with the SEC under the Securities Act or under the securities laws of any jurisdiction, are being offered pursuant to the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act, the Securities are being offered and sold only to QIBs (as defined in Rule 144A under the Securities Act) and holders may not resell or otherwise transfer any of the Securities or shares of the Common Stock issuable upon conversion thereof prior to the date that is the later of (i) the date that is one year after the last date of original issuance of the Securities or such shorter period of time as permitted by Rule 144 or any successor provision thereto or (ii) such later date, if any, as may be required by applicable law, except: (A) to the Company or one of its subsidiaries; (B) under a registration statement that has been declared effective under the Securities Act; (C) to a person the holder reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or (D) pursuant to the exemption from registration provided by Rule 144 (if available) or any other available exemption from the registration requirements of the Securities Act and (b) the Investor will, and each subsequent holder is required to, notify any subsequent purchaser of the Securities or Common Stock issuable upon conversion thereof of the resale restrictions referred to in (a) above and will provide the Company and the Company’s transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.

(3) The Investor understands that the Securities and Common Stock issued upon conversion of the Securities will, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, bear a legend substantially to the following effect:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ONE OF ITS SUBSIDIARIES, (II) UNDER A

REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE), OR (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE AND WILL PROVIDE THE COMPANY AND THE COMPANY’S TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS, IF APPLICABLE.

(4) The Investor:

(a) is able to fend for itself in the transactions contemplated by the Term Sheet;

(b)  has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and

(c)  has the ability to bear the economic risks of its prospective investment in the Securities and can afford the complete loss of such investment.

(5)  The Investor has received a copy of the Term Sheet and acknowledges that (a) it has conducted its own investigation of the Company and the terms of the Securities and, in conducting its examination, it has not relied on any Placement Agent or on any statements or other information provided by any Placement Agent concerning the Company or the terms of this offering, (b) it has had access to, and has had an adequate opportunity to review, all information the Company has filed with and furnished to the SEC, including the information set forth in the Exchange Act Filings and such financial and other information as it deems necessary to make its decision to purchase the Securities, and (c) it has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with the decision to purchase the Securities.

(6) The Investor understands that the Company, each Placement Agent and others will rely upon the truth and accuracy of the foregoing representations,

acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Securities are no longer accurate, the Investor shall promptly notify the Company and the Placement Agent. If the Investor is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.2
The Investor acknowledges that the Placement Agent and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making any independent investigation of the information contained in the Term Sheet or the Company’s Exchange Act Filings and make no representation or warranty to the Investor, express or implied, with respect to the Company or the Securities or the accuracy, completeness or adequacy of the Term Sheet, the Company’s Exchange Act Filings or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor.

5.3
The Investor acknowledges that the Company’s Common Stock is listed on The New York Stock Exchange and the Company is required to file reports containing certain business and financial information with the SEC pursuant to the reporting requirements of the Exchange Act, and that it is able to obtain copies of such reports.

5.4
The Investor acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issuance of the Securities (including any filing of a registration statement), in any jurisdiction outside the United States where action for that purpose is required.  Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

5.5
The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid, binding and enforceable obligation of the Investor, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

5.6
The entry into and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Investor, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is party, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

5.7
The Investor understands that nothing in the Term Sheet, this Agreement, information the Company has filed with and furnished to the SEC or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

5.8 Each Investor in a Member State of the European Economic Area (the “EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”) (each, a “Relevant Member State”) represents, warrants and agrees that the Investor:

(a) is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any Securities acquired by the Investor as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the Securities acquired by the Investor in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where Securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those Securities to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of Section 5.8, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

6.      Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

7.      Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the domestic United States, by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) otherwise by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:
McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112
Attention: General Counsel
Telecopy No.: 504.585.3513

(b)	if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8.      Changes.  Except as contemplated herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor; provided that if such modification or amendment would affect the rights of the Placement Agent under this Agreement, such instrument shall not be effective unless also signed by the Placement Agent.

9.      Headings.  The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

10.      Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.      Applicable Law.  This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

12.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

ANNEX B TO THE SECURITIES PURCHASE AGREEMENT

TERM SHEET

September 15, 2010

MMR 5¾% Convertible Perpetual Preferred Stock

Size:	$200 million

Issuer:                                   McMoRan Exploration Co. (MMR)

Initial Offering
Price:	$1,000 per share

Dividends:	Cumulative annual dividends accrue at 5¾% of the liquidation preference, payable quarterly

Redemption:
MMR may not redeem any shares of convertible perpetual preferred stock before [_____], 201[_] (3 years after date of issuance).  On or after [_____], 201[_] (3 years after date of issuance) but on or before (10 years after date of issuance), MMR may redeem some or all of the convertible perpetual preferred stock at a redemption price equal to 100% of the liquidation preference, plus accumulated but unpaid dividends to the redemption date, but only if the closing sale price of the MMR common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date MMR gives the redemption notice exceeds 130% of the conversion price of the convertible perpetual preferred stock.

MMR may also redeem the convertible perpetual preferred stock at any time after [_____], 202[_] (10 years after date of issuance) at a redemption price equal to 100% of the liquidation preference, plus accumulated but unpaid dividends to the redemption date.

Conversion:
The convertible perpetual preferred stock is convertible, at the option of the holder, at any time into shares of MMR common stock at a conversion rate of 62.5 shares of MMR common stock per $1,000 liquidation preference of convertible perpetual preferred stock, which is equal to an initial conversion price of $16.00 per share.

Fundamental
Changes:
If holders of shares of the convertible perpetual preferred stock elect to convert their shares in connection with a fundamental change that occurs on or prior to [_____], 202[_] (10 years after date of issuance), MMR will increase the conversion rate for shares of convertible perpetual preferred stock surrendered for conversion by a number of additional shares determined based on the stock price at the time of such fundamental change and the effective date of such fundamental change.

Anti-dilution
Adjustments:
The formula for determining the conversion rate and the number of shares of common stock to be delivered upon conversion may be adjusted in the event of, among other things, (1) dividends or distributions of shares of common stock, (2) certain distributions of common stock rights or warrants to purchase common stock, (3) subdivisions or combinations of common stock, (4) certain distributions of capital stock, securities, cash or other assets, or spin-offs, (5) distributions of cash and (6) certain self-tender or exchange offers for common stock.

Voting Rights:
Holders of convertible perpetual preferred stock will not have any voting rights except as set forth below, as specifically provided for in MMR’s amended and restated certificate of incorporation or as otherwise from time to time required by law. Whenever (1) dividends on the convertible perpetual preferred stock or any other class or series of stock ranking on parity with the convertible perpetual preferred stock with respect to the payment of dividends are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, or (2) MMR fails to pay the redemption price on the date shares of convertible perpetual preferred stock are called for redemption, the holders of convertible perpetual preferred stock (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of MMR’s directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated or the redemption price on the convertible perpetual preferred stock have been fully paid or set apart for payment. The term of office of all directors elected by the holders of convertible perpetual preferred stock will terminate immediately upon the termination of the rights of the holder of convertible perpetual preferred stock to vote for directors. Holders of shares of convertible perpetual preferred stock will have one vote for each share of convertible perpetual preferred stock held.

So long as any shares of convertible perpetual preferred stock remain outstanding, MMR will not, without the consent of the holders of at least two-thirds of the shares of convertible perpetual preferred stock outstanding at the time, voting separately as a class with all other series of convertible perpetual preferred stock upon which like voting rights have been conferred and are exercisable, issue or increase the authorized amount of any class or series of stock ranking senior to the outstanding convertible perpetual preferred stock as to dividends or upon liquidation. In addition, MMR will not amend, alter or repeal provisions of its amended and restated certificate of incorporation or of the resolutions contained in the certificate of designations, whether by merger, consolidation or otherwise, so as to amend, alter or affect any power, preference or special right of the outstanding convertible perpetual preferred stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding convertible perpetual preferred stock; provided, however, that any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on parity with or junior to the convertible perpetual preferred stock as to dividends or upon liquidation will not be deemed to materially and adversely affect such powers, preference or special rights.

Liquidation
Preference:	$1,000 per share, plus accumulated and unpaid dividends

Ranking:	The convertible perpetual preferred stock will rank with respect to dividend rights and rights upon MMR’s liquidation, winding-up or dissolution:

•
senior to all MMR common stock and to all of MMR’s other capital stock issued in the future unless the terms of that stock expressly provide that it ranks senior to, or on a parity with, the convertible perpetual preferred stock;

•	on a parity with any of MMR’s capital stock issued in the future the terms of which expressly provide that it will rank on a parity with the convertible perpetual preferred stock;

•	junior to all of MMR’s capital stock issued in the future the terms of which expressly provide that such stock will rank senior to the convertible perpetual preferred stock; and

•	junior to all of MMR’s existing and future debt obligations.

In addition, the convertible perpetual preferred stock, with respect to dividend rights or rights upon MMR’s liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of MMR’s subsidiaries.

Escrow:
The purchase price for the sale of the convertible perpetual preferred stock will be placed in escrow pending completion of the acquisition of oil and gas properties from Plains Exploration & Production Company (the “Acquisition” ) and MMR’s raising additional capital in an amount of $500 million from Freeport-McMoRan Copper & Gold Inc. (the “Additional Financing”).  Any amounts held in escrow may be invested in certain specific investments as directed by MMR.  The release of the purchase price for the sale of the convertible perpetual preferred stock from the escrow account to MMR as payment for the convertible perpetual preferred stock, and issuance thereof, is conditioned upon the concurrent completion of the Acquisition and the Additional Financing. If (i) the Acquisition and the Additional Financing are not consummated on or prior to March 31, 2011, or (ii) MMR provides notice that the Acquisition or Additional Financing will not be consummated, then, in any such case, the escrow agent will promptly return holders’ funds to them, with  a commitment fee in an amount equal to 4% per annum in respect of the time period during which holders’ funds were held in escrow, which will be funded by a combination of MMR’s separate payment and interest earned on the funds while held and invested in escrow, and MMR will not issue the convertible perpetual preferred stock.  If the conditions to closing specified above are satisfied, then (x) the escrow agent will release holders’ funds to MMR concurrently upon MMR’s issuance of the convertible perpetual preferred stock to the holders that placed funds in escrow, (y) MMR will pay to the holders a commitment fee in an amount equal to 2% per annum in respect of the time period during which holders’ funds were held in escrow, which will be funded by a combination of MMR’s separate payment and interest earned on the funds while held and invested in escrow, and (z) dividends on the convertible perpetual preferred stock will accrue at the rate specified opposite “Dividends” above from the date on which the convertible perpetual preferred stock was originally issued.

Registration Rights:
MMR will enter into a registration rights agreement for the benefit of the holders of the convertible perpetual preferred stock, pursuant to which it will agree to file a shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of the convertible perpetual preferred stock and the shares of common stock issuable upon conversion thereof.  MMR will use its commercially reasonable efforts (i) to cause such shelf registration statement to become effective no later than 30 days after the date of original issuance of the convertible perpetual preferred stock, and (ii) to keep it effective until such date that all of the convertible perpetual preferred stock and the MMR common stock issuable upon conversion thereof cease to be outstanding or have either been (x) sold or otherwise transferred pursuant to an effective registration statement or (y) sold pursuant to Rule 144 under circumstances in which any legend borne by the convertible perpetual preferred stock or common stock relating to restrictions on transferability thereof is removed or such convertible perpetual preferred stock or common stock are eligible to be sold by the holders thereof (other than MMR’s affiliates) without restriction pursuant to the volume limitations of Rule 144 under the Securities Act or any successor rules thereto or otherwise.

Transfer Restrictions:
The shares of convertible perpetual preferred stock and the common stock issuable upon conversion thereof have not been registered under the Securities Act or any state securities laws. The convertible perpetual preferred stock is being offered and sold only to qualified institutional buyers (as defined in Rule 144A under the Securities Act).  Holders may not resell or otherwise transfer any shares of the convertible perpetual preferred stock or the shares of MMR common stock issuable upon conversion thereof prior to the date that is the later of (i) the date that is one year after the last date of original issuance of the convertible perpetual preferred stock or such shorter period of time as permitted by Rule 144 or any successor provision thereto or (ii) such later date, if any, as may be required by applicable law, except: (a) to MMR or one of its subsidiaries; (b) under a registration statement that has been declared effective under the Securities Act; (c) to a person the holder reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or (d) pursuant to the exemption from registration provided by Rule 144 (if available) or any other available exemption from the registration requirements of the Securities Act.

Form:
The convertible perpetual preferred stock will be issued in book-entry form and represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any shares of the convertible perpetual preferred stock will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.